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                                                 Exhibit 23-1


                  CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Digicon, Inc. on Form S-8 of our report dated October 12, 1995 (July 15, 1996 as to Notes 10, 20 and 21) appearing in the Annual Report on Form 10-K of Digicon, Inc. for the year ended July 31, 1995, as amended by Form 10-K/A-2.



DELOITTE & TOUCHE LLP

Houston, Texas
August 6, 1996